Exhibit 99.1

Walter Energy, Inc.
P.O. Box 20608
Tampa, Florida 33622-0608

www.walterenergy.com

FOR IMMEDIATE RELEASE	Press Release

April 28, 2010

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contact: Michael A. Monahan

Director - Corporate Communications

813.871.4132

mmonahan@walterenergy.com

WALTER ENERGY ANNOUNCES ALABAMA EXPANSION INITIATIVES

Announces Purchase Agreement to Acquire HighMount Exploration and Production Alabama LLC’s Natural Gas Assets for $210 Million

Signs Non-Binding Letter of Intent to Lease Approximately 52 Million Tons of Blue Creek Coking Coal Reserves and Acquire Existing North River Mine from Chevron Mining, Inc.

Agrees to Lease Additional 22 Million Tons of Blue Creek Coking Coal Reserves in Separate Transaction

Begins Startup of Walter Minerals’ Reid School Metallurgical Coal Mine

(TAMPA, Fla.) - Walter Energy (NYSE: WLT), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, announced today several key steps in its execution of a long-term strategy for expanded coking coal production.

“Today’s announcements truly set the stage for the next evolution of Walter Energy,” said Joe Leonard, interim Chief Executive Officer of Walter Energy. “We are thrilled at the opportunities these initiatives present to grow our reserve base and production footprint in Alabama and we will continue to explore opportunities to grow our natural resources and energy enterprise.”

Agrees to Acquire HighMount Exploration & Production LLC’s Alabama Coal Bed Methane Operations

The Company announced that Walter Natural Gas, LLC, a wholly owned subsidiary, has entered into a definitive purchase agreement to acquire the Alabama natural gas interests of HighMount Exploration and Production LLC, for approximately $210 million in cash. The transaction is expected to close in the second quarter 2010 and is subject to a number of customary closing conditions.

“Acquisition of these gas assets is extremely important to Walter Energy’s coal production growth strategy, helping to ensure that future coal production areas are properly degasified, thereby improving safety and operational efficiency,” said Walter Energy President and Chief Operating Officer George R. Richmond. “In addition, on a stand-alone basis, the assets provide long-life, low-cost production, stable cash flows and are complementary to our existing gas business.”

The acquisition includes HighMount’s Alabama coal bed methane operations, including approximately 1,300 existing conventional gas wells, pipeline infrastructure and related equipment located adjacent to the Company’s existing underground mining and coal bed methane business located in Tuscaloosa County, Alabama. Current proven reserves are approximately 190 bcf (billion cubic feet), with current annual coal bed methane production of 8.5 bcf. The purchase price equates to approximately $1.10 per mcf of proven reserves, and the acquisition is expected to be accretive to Walter Energy’s 2010 earnings. The acquisition more than doubles the Company’s annual coal bed methane production to over 14 bcf. Approximately 50 of HighMount’s Alabama employees are expected to join the Company upon closing of the transaction.

Signs Letter of Intent to Lease Chevron Mining, Inc.’s Blue Creek Coal Reserves; Acquire North River Mine

Walter Energy has signed a non-binding letter of intent to lease approximately 52 million tons of Blue Creek coking coal reserves in Tuscaloosa County, Alabama and acquire the existing North River steam coal mine in Fayette County and Tuscaloosa County, Alabama from Chevron Mining, Inc., a subsidiary of Chevron Corporation.

“Chevron’s Blue Creek reserves are high-quality, high-vol coking coal and, if consummated, this acquisition gives us opportunities to blend this coal with coal from our No. 7 Mine to make an outstanding hard coking coal product, similar to that from our No. 4 mine,” said Richmond.

“We are optimistic that we will be able to consummate this transaction in the near term,” said Leonard. “With this transaction, we are rapidly closing in on the last remaining reserves of coal from Alabama’s Blue Creek seam and some of the highest quality coking coal in the world.”

The transaction with Chevron Mining, Inc. is subject to a number of conditions, including, but not limited to, the negotiation and execution of a definitive purchase and sale agreement, completion of due diligence, approval of the transactions by the boards of directors of Walter Energy and Chevron Mining, Inc. and the receipt of required third party consents and approvals. Accordingly, there can be no assurance whether or when this transaction will be completed.

Adds Additional Blue Creek Coal Reserves

In a separate transaction, Walter Energy said that it has signed a letter of intent to lease approximately 22 million tons of Blue Creek coking coal reserves, which are adjacent to the Chevron reserves and are of similar quality. Terms of the lease, including royalty rates, are consistent with existing lease agreements. These reserves are just to the north of the 32 million tons of reserves the Company leased in late 2008.

Opens Walter Minerals’ Reid School Coking Coal Surface Mine

Finally, the Company announced that Walter Minerals’ Reid School Mine would begin production in May 2010. The mine has approximately 0.6 million tons of high quality, high-vol coking coal reserves and is expected to produce 0.2 million tons of annual production over the next three years. Approximately half of the production will be used by Walter Coke and the remainder will be sold in the open market. The Reid School Mine is located in Blount County, Alabama and will employ approximately 45 people.

Conference Call Web Cast

Interim Chief Executive Officer Joe Leonard, President and Chief Operating Officer George R. Richmond and interim Chief Financial Officer Lisa A. Honnold will discuss these transactions, Walter Energy’s first quarter results, its outlook and other general business matters during a conference call and live Web cast to be held on Thursday, April 29, 2010, at 9 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at www.walterenergy.com.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has revenues of approximately $1.0 billion and employs approximately 2,000 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements, the risk that a condition to closing of any of the proposed transactions may not be satisfied and the timing to consummate the proposed transactions. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur.

- WLT -